Exhibit 10.53

Confidential Treatment Requested.

Certain material (indicated by asterisks) has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EIGHTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT

This Eighth Amendment to Credit Card Program Agreement (the “Eighth Amendment”) is entered into this 17th day of October, 2008, by and among The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. on the one hand, and HSBC Private Label Corporation (formerly, Household Corporation) and HSBC Bank Nevada, N.A., on the other hand, to that certain Credit Card Program Agreement, dated June 8, 2005 (as amended, the “Agreement”), among the foregoing parties.  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

1.             Schedule 3.3 (Program Relationship Managers; Partner Program Team) of the Agreement is amended by striking the existing Subsection 3(a), only, of said schedule and replacing it with the following:

“3.           Bank’s Program Team Requirements and Specifications

(a)           Fully-Dedicated Team Members and Payment:  Bank shall ensure that the following full-time employees, in each case having the experience and skills referred to below shall devote 100% of their work efforts to the Program:

(i)  Two (2) marketing strategies with cumulative experience in the credit card or retail marketing industry of at least 15 years, or such other experience acceptable to NMG; and

(ii)  One (1) fully-trained data mining analyst.

The foregoing dedicated employees shall devote substantially all of their efforts to performing Bank’s obligation pursuant to Section 5.4

Further, in lieu of maintaining an additional data mining analyst to the one noted above, Bank shall twice pay [***] to NMG, with each payment being made separately and in accordance with the September 2008 and September 2009 Monthly Settlement Sheets, as contemplated in Schedule 7.1(b).  The September 2009 payment shall be prorated accordingly given the existing Term of the Agreement.”

2.             Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

AGREED TO AND EXECUTED on this the 17th day of October 2008.

HSBC BANK NEVADA, N.A.		HSBC PRIVATE LABEL CORPORATION

By:	/s/ Brian D. Hughes	By:	/s/ Brian D. Hughes
	Title: Executive Vice President		Title: Executive Vice President

THE NEIMAN MARCUS GROUP, INC.		BERGDORF GOODMAN, INC.

By:	/s/ William S. Hough	By:	/s/ Nelson A. Bangs
	Title: VP Credit Services		Title: Vice President